SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        September 20, 2002 (September 18, 2002)


                                     DynCorp
             (Exact name of registrant as specified in its charter)

         Delaware                     1-3879                     36-2408747
(State or other jurisdiction  (Commission File Number)         (IRS Employer
  of incorporation)                                          Identification No.)

                11710 Plaza America Drive, Reston, Virginia 20190
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (703) 261-5000





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Item 4. -- Changes in Registrant's Certifying Accountant.

As previously reported on Current Report on Form 8-K on May 31, 2002, as amended on June 3, 2002, the Board of Directors of DynCorp (the "Company"), upon the recommendation of its Audit Committee, authorized the engagement of Ernst & Young LLP ("E&Y") to serve as the Company's independent public accountants for the fiscal year ending December 26, 2002.

In its Quarterly Report on Form 10-Q for the quarter ended June 27, 2002, the Company announced that it intended to change its method of accounting for long-term service contracts and revise its financial statements for the fiscal years 2001, 2000, and 1999 and to amend its previously filed Form 10-K/A for 2001 and Quarterly Report on Form 10-Q for the quarter ended March 28, 2002. On September 18, 2002, the Audit Committee determined to engage Deloitte & Touche LLP ("D&T") as the Company's independent auditor. D&T has been engaged to audit the Company's financial statements for the fiscal years ended December 30, 1999, December 28, 2000, and December 27, 2001 and to audit the Company's financial statements for the fiscal year ending December 26, 2002.

E&Y has not reported on the Company's  consolidated  financial  statements since the date of its engagement. However, E&Y reviewed Company's interim financial statements for the quarter ending June 27, 2002 in connection with the filing of the Company's Form 10-Q. During the interim period between its engagement on May 30, 2002 and September 18, 2002, there were no disagreements between the Company and E&Y on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report, had it issued a report. None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-K occurred during such interim period through the date of this report on Form 8-K.

The Company provided E&Y with a copy of the foregoing  disclosures.  Attached as
Exhibit 16.1 is a copy of E&Y's letter, dated September 20, 2002, evidencing its agreement with the statements relating to it set forth in this report.

During the Company's most recent fiscal years and through the date of this Form 8-K, the Company did not consult D&T with respect to the Company's application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events listed in Item 304(a)(1)(iv) of Regulation S-K. However, as part of procedures being performed by D&T on behalf of a third party, the Company did permit E&Y's national office to discuss with D&T's national office the matter under review by the Securities and Exchange Commission related to the method of accounting for long-term service contracts.

The Company provided D&T with a copy of the foregoing disclosures, requested that it review the disclosure before it was filed with the Commission, and provided D&T the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the foregoing statements made by the Company. A copy of D&T's response is attached as Exhibit 16.2.

Item 7. -- Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits

Exhibit 16.1 Letter from Ernst & Young LLP, dated September 20, 2002
Exhibit 16.2 Letter from Deloitte & Touche LLP, dated September 20, 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DynCorp

Date:  September 20, 2002                  /s/ Patrick C. FitzPatrick
                                    ---------------------------------------
                                     Patrick C. FitzPatrick
                                     Senior Vice President &
                                     Chief Financial Officer



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                                  Exhibit 16.1



September 20, 2002

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 20, 2002, of DynCorp and are in agreement with the statements contained in the first, third, and fourth paragraphs and in the second sentence of the fifth paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                        /s/ Ernst & Young LLP

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                                  Exhibit 16.2


September 20, 2002

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 20, 2002, of DynCorp and are in agreement with the statements contained in the second and third sentences of the secnd paragraph, the fifth paragraph, and the sixth paragraph. We have no basis to agree or disagree with other statements of the registrant contained therein.


/s/Deloitte & Touche LLP